                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   __________

                                    FORM 8-K

                                 CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURTIES AND EXCHANGE ACT OF 1934

                        Date of Report: November 17, 2006
               Date of earliest event reported: November 16, 2006

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                               AMISTAR CORPORATION
             (Exact name of registrant as specified in its Charter)
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          CALIFORNIA                 0-13403                    95-2747332
(State or other jurisdiction of    (Commission               (I.R.S. Employer
incorporation or organization)     file number)             Identification No.)

                                237 VIA VERA CRUZ
                            SAN MARCOS, CA 92078-2698
                    (Address of principal executive offices)

                            AREA CODE (760) 471-1700
              (Registrant's telephone number, including area code)


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Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 16, 2006, Amistar Corporation issued a press release announcing its financial results for the third quarter of 2006. A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference.

Item 9.01

Exhibit 99-Press Release of Amistar Corporation dated November 16, 2006, reporting Amistar's financial results for the third quarter 2006.

AMISTAR REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS

SAN MARCOS, CALIFORNIA, November 16, 2006 /PRIMEZONE/ -- Amistar Corporation (OTC Bulletin Board-AMTA.OB) today reported sales and results for the three and nine months ended September 30, 2006.

The Condensed Consolidated Statements of Operations included in this release reflect the AMS operating results presented as a discontinued operation.

Net sales for the third quarter of 2006 increased $1,617,000, or 297%, to $2,162,000 compared to $545,000 for the same period in 2005. Net sales for the nine months ended September 30, 2006, increased $1,305,000, or 47% to $4,069,000 from $2,764,000 in the same period in 2005.

Net income from continuing operations for the three months ended September 30, 2006 was $1,391,000 or $0.42 per share compared to a net loss from continuing operations of $1,285,000 or $0.40 per share for the same quarter in 2005. The loss from discontinued operations was $3,000 for the three months ended September 30, 2006 compared to net income of $110,000 during the same period in 2005. There was a net loss from continuing operations for the nine months ended September 30, 2006 of $354,000 or $0.11 per share compared to a net loss from continuing operations of $3,026,000 or $0.96 per share for the same period in 2005. The income from discontinued operations was $8,000 for the Nine months ended September 30, 2006 compared to a $59,000 loss during the same period in 2005.

The operating loss from continuing operations for the three months ended September 30, of 2006 and 2005, respectively, includes:

         o $218,000 and $349,000, for start-up and machine development costs related to the Distributed Delivery Networks venture to provide automated equipment and systems to the retail and other pharmacy markets.
         o $0 and $431,000, related to litigation defense and counter-suit costs for the lawsuit (now settled) with a competitor.

"We are pleased to report a significant increase in sales for the third quarter of 2006, compared to prior quarters in 2006 and the third quarter of 2005, resulting from increases in sales of all product lines, including our first two initial sales of the Rx-APM-448(TM) machine through our majority-owned subsidiary Distributed Delivery Networks. The Amistar Distributed product line had the largest sales increase, resulting primarily from a six-machine sale to one customer that expanded manufacturing capacity. The remaining product lines that had increases in sales, in order of magnitude were: Customer Factory Automation equipment, DataPlace machines and Through-hole assembly machine spare parts and service.

We have experienced a recent trend of increases in machine and Custom Factory Automation orders. In addition, we completed a significant expense reduction effort near the end of the third quarter of 2006, which included the reduction of the facility from approximately 80,000 to 31,000 square feet, in order to match more closely our current manufacturing capacity to current demand levels. Our cash flow is expected improve with the increased volume of business, lower expenses and increased deposits on the increase in orders from customers.

The third quarter 2006 results include increased recognition of non-operating gain related to the sale and lease back transaction of the Company's facility due to the termination of the existing lease and the consummation of a new lease for reduced space and term" stated Stuart Baker, President.

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

                                Condensed Consolidated Statements of Operations
                                     (In thousands, expect per share data)

                                                     Three Months Ended         Nine Months Ended
                                                       September 30,              September 30,
                                                    2006          2005         2006          2005
                                                  ---------------------       ---------------------
Net Sales                                         $ 2,162       $   545       $ 4,069       $ 2,764
Cost of Sales                                       1,658           502         3,271         2,114
                                                  -------       -------       -------       -------
Gross Profit                                          504            43           798           650
Operating Expenses                                  1,150         1,445         3,425         4,025
                                                  -------       -------       -------       -------
Operating Loss                                       (646)       (1,402)       (2,627)       (3,375)
Other Income                                        2,038           118         2,276           353
                                                  -------       -------       -------       -------
Income (Loss) Before Income Taxes                   1,392        (1,284)         (351)       (3,022)
Income Taxes                                            1             1             3             4
                                                  -------       -------       -------       -------
Net Income (Loss) from Continuing
    operations                                      1,391        (1,285)         (354)       (3,026)
Income (Loss) from Discontinued Operation              (3)          110             8           (59)
                                                  -------       -------       -------       -------
Net Income (Loss)                                 $ 1,388       $(1,175)      $  (346)      $(3,085)
                                                  =======       =======       =======       =======

Income (Loss) Per Common Share on Continuing
   Operations-Basic and Diluted                   $  0.42       $ (0.40)      $ (0.11)      $ (0.96)
                                                  =======       =======       =======       =======

Income (Loss) Per Common Share on
   Discontinued Operations-Basic and Diluted      $ (0.00)      $  0.03       $  0.00       $ (0.02)
                                                  =======       =======       =======       =======
Shares Used In Per Share Calculation-
   Basic and Diluted                                3,307         3,155         3,251         3,147
                                                  =======       =======       =======       =======

Statements contained in this release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Part 1 of the Company's Annual Report on Form 10-KSB. Actual results may differ materially from anticipated results.

Amistar Corporation provides automation solutions primarily for the industrial and retail markets. The Company designs, develops, manufactures, markets and services a variety of automated equipment used to assemble electronic components and product identification media to printed circuit boards and other assemblies. In addition, the Company provides design and manufacturing resources to create customized factory automation equipment and other products according to customers' specification in a broad range of industries. Through its majority-owned subsidiary, Distributed Delivery Networks Corporation, the Company provides automated point-of-sale machines that control the dispensing of securely stored items such as consumer products and filled prescriptions to retail and other customers.

Additional information about Amistar is available at WWW.AMISTAR.COM and Distributed Delivery Networks Corporation at WWW.RX-APM.COM


Contact:

Gregory Leiser
Vice-President Finance and CFO
760-471-3967
gregL@amistar.com
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